UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2012

Roomlinx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26213	83-0401552
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2150 W. 6th Ave., Unit H, Broomfield, Colorado  80020
(Address of Principal Executive Offices) (Zip Code)

303-544-1111
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In connection with the entry by Roomlinx, Inc., a Nevada corporation ("Roomlinx") into a certain Master Services and Equipment Purchase Agreement (the “Master Services Agreement”) with Hyatt Corporation (“Hyatt”) pursuant to which Roomlinx has agreed to provide in-room media and entertainment solutions, including its proprietary Interactive TV (or iTV) platform, high speed internet, free-to-guest, on-demand programming and related support services, to Hyatt-owned, managed or franchised hotels that are located in the United States, Canada and the Caribbean, as reported on the Form 8-K filed by Roomlinx on March 13, 2012, Roomlinx granted options to purchase an aggregate of 500,000 shares of Roomlinx Common Stock under the Roomlinx Long Term Incentive Plan, including the grant of 117,500 options to Michael S. Wasik, the Chief Executive Officer of Roomlinx and the grant of 10,000 to Steve Skalski, the Chief Operating Officer of Roomlinx.  The options were granted on March 14, 2012 (the “Grant Date”) at an exercise price of $4.00 per share (the closing price of Roomlinx Common Stock quoted on the Nasdaq OTC Bulletin Board Service on the Grant Date) and vest on the anniversary of the Grant Date ratably over a three (3) year period, subject to certain performance metrics determined by the Roomlinx Board of Directors relating to the rollout of Roomlinx’s iTV system in Hyatt hotel rooms pursuant to the Master Services Agreement.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2012	ROOMLINX INC.

By:/s/ Michael S. Wasik
Michael S. Wasik
President, Chief Executive Officer
and Chief Financial Officer

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